Exhibit 21.3




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-58912, 33-76036, 33-99096, 333-35122 and 333-81916 of Home Federal Bancorp on
Form S-8 of our report dated January 23, 2004 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Home Federal Bancorp for the twelve-month period ended December 31, 2003.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 12, 2004